CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Caibs International Holding Inc., for the Quarter Ending October 31, 2005, I, Dr. Lord Masaaki Ikawa, Chief Executive Officer and Chief Financial Officer of Caibs International Holding, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.      Such Quarterly Report on Form 10-QSB for the period ending October 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in such Quarterly Report on Form 10-QSB for the period ended October 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Caibs International Holding, Inc.

Dated: December 13, 2005

Caibs International Holding Inc.

By: /s/ Dr. Lord Masaaki Ikawa
Lord Dr. Masaaki Ikawa Chief Executive Officer and Chief Financial Officer